UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 24, 2005
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                           Dollar General Corporation
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               (Exact Name of Registrant as Specified in Charter)


          Tennessee                001-11421                 61-0502302
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 (State or Other Jurisdiction     (Commission             (I.R.S. Employer
      of Incorporation)           File Number)            Identification No.)


             100 Mission Ridge
         Goodlettsville, Tennessee                              37072
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  (Address of Principal Executive Offices)                    (Zip Code)


       Registrant's telephone number, including area code: (615) 855-4000
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          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     (a) Director Fees. On May 24, 2005, the Board of Directors of Dollar General Corporation (the "Company") approved the following schedule of fees for the directors of the Company who are not otherwise officers or employees of the Company or any of its subsidiaries or affiliates (the "Non-Employee Directors"), to be effective for meetings held on or after May 25, 2005:

     Annual Cash Retainer (payable in quarterly installments):
        All Board Members:                     $35,000

     Additional Cash Retainer (payable in quarterly installments):
        Audit Committee Chair:                 $20,000
        Other Committee Chair:                 $10,000
        Presiding Director:                    $15,000

     Board and Committee Meeting Fees:
        Attended in Person:
           Audit Committee                     $1,500/meeting
           Other Committees                    $1,250/meeting
        Telephonic:                            $625/meeting

     Equity Grants:
        4,600 Restricted Stock Units/year (under the terms of the Company's 1998 Stock Incentive Plan)

     Directors also receive reimbursement for fees and expenses incurred in connection with continuing education seminars and travel expenses related to meeting attendance or Company-requested appearances.

     Non-Employee Directors may defer all or a part of any fees normally paid by the Company to them pursuant to a voluntary nonqualified compensation deferral plan. The compensation eligible for deferral includes the annual retainer, meeting and other fees, as well as any per diem compensation for special assignments, earned by a director for service to the Board or one of its committees. The compensation deferred is credited to a liability account, which is then invested at the option of the director in either an account that mirrors the performance of a fund selected by the Compensation Committee or its delegate (the "Mutual Fund Options") or in a phantom stock account which mirrors the performance of our common stock (the "Common Stock Option"). In accordance with a director's election, the deferred compensation will be paid in a lump sum or in monthly installments over a 5, 10 or 15-year period, or a combination of both, at the time designated by the plan upon a director's resignation or termination from the Board. However, a director may request to receive an "unforeseeable emergency hardship" in-service lump sum distribution of amounts credited to his account in accordance with the terms of the deferral plan. All deferred compensation will be immediately due and payable upon a "change in control" (as defined in the compensation deferral plan) of the Company. Effective January 1, 2005, account balances deemed to be invested in the Mutual Fund Options are payable in cash and account balances deemed to be invested in the Common Stock Option are payable in shares of the Company's common stock and cash in lieu of fractional shares. Prior to January 1, 2005, all account balances were payable in cash.

     (b) Equity Grants to Non-Employee Directors. On May 24, 2005, each of the Non-Employee Directors of the Company (i.e., David Bere, Dennis Bottorff, Barbara Bowles, James Clayton, Reginald Dickson, E. Gordon Gee, Barbara Knuckles, J. Neal Purcell, James Robbins, and David Wilds) received an automatic grant of 4,600 restricted stock units ("RSUs") pursuant to the terms of the Company's 1998 Stock Incentive Plan. Each RSU represents the right to receive


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one share of the Company's common stock for each RSU. The RSUs generally vest on the first anniversary of the grant date, if the director is still serving as a director on that date, subject to accelerated vesting provisions as provided in the 1998 Stock Incentive Plan; however, no common stock may be distributed, nor any amount paid, to any director in respect of RSUs until the director has ceased to be a member of the Board. Dividend equivalents on the RSUs are credited to the director's RSU account in accordance with the terms of the 1998 Stock Incentive Plan.

     (c) Annual Incentive Plan. On May 24, 2005, the Company's shareholders approved the Dollar General Corporation Annual Incentive Plan. The Annual Incentive Plan is designed to attract and retain executives and to motivate those executives to promote the profitability and growth of the Company by means of performance-based annual cash bonuses.

     The Compensation Committee of the Company's Board of Directors determines who is eligible to participate in the Annual Incentive Plan. Any of the Company's executive officers or the executive officers of any of its subsidiaries may be selected by the Compensation Committee to participate in the plan. The Company currently has 9 executive officers, all of whom are eligible to participate in the plan in 2005.

     The plan authorizes the payment of cash bonuses based on the Company's actual performance measured against established business and/or financial performance measures. Within 90 days of the start of each fiscal year, the Compensation Committee of the Company's Board of Directors determines the executives who will be participants in the plan and approves the performance measure or measures upon which performance goals will be based, the performance goal or goals applicable to each chosen performance measure, the relative weight of each performance measure if more than one is selected, and each participant's target bonus percentage. No participant can receive a bonus under the plan in excess of $2.5 million in any fiscal year. The Compensation Committee can base performance goals on one or more of the following performance measures:

   o   Net earnings or net income (before    o   Earnings before or after taxes,
       or after taxes)                           interest, depreciation, and/or
   o   Net sales or revenue growth               amortization
   o   Return measures (including, but       o   Gross or net operating profit
       not limited to, return on assets,     o   Cash flow (including, but not
       capital, invested capital, equity,        limited to, operating cash
       sales or revenue)                         flow, free cash flow, and cash
   o   Earnings per share                        flow return on capital)
   o   Productivity ratios                   o   Gross or operating margins
   o   Expense targets                       o   Share price (including, but not
   o   Operating efficiency                      limited to, growth measures and
   o   Working capital targets                   total shareholder return)
   o   Volume                                o   Margins
   o   Market share                          o   Customer satisfaction
   o   Regulatory ratings                    o   Economic value added
   o   Net worth                             o   Capital expenditures
   o   Safety                                o   Costs
                                             o   Asset quality

     No bonus can be paid under the plan unless and until the Compensation Committee certifies in writing that the previously established performance goal or goals have been satisfied. The Compensation Committee may reduce or eliminate any bonus in its discretion despite achievement of the performance goal or


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goals, but the Committee may not increase the amount of bonus payable to a
"covered employee" (i.e., the Company's Chief Executive Officer and other four most highly-compensated executive officers). The plan allows a participant to elect in writing to defer the payment of his or her award in accordance with the terms of the Company's CDP/SERP Plan as it exists from time to time. The plan does not limit the Company's ability to make payments or awards to employees (including executive officers) under any other plan or arrangement.

     In recent years, the Compensation Committee has selected net income as the sole performance measure upon which to base the performance goals in connection with the annual bonus program. The Compensation Committee has again selected net income as the sole performance measure for 2005. Net income for this purpose shall be computed in accordance with generally accepted accounting principles, but shall exclude the impact of any items related to the Company's restatement of audited financial results for 1998 and 1999 and unaudited results for 2000 along with any unplanned items of a non-recurring or extraordinary nature. In addition, the Compensation Committee has determined that no executive officer is eligible to receive a bonus under the plan in 2005 unless that officer receives a satisfactory or better performance rating when evaluated against his or her individual performance goals. The bonus to be paid under the Annual Incentive Plan to each executive officer named in the Company's 2005 Proxy Statement if the Company reaches the threshold, target or maximum net income levels established by the Compensation Committee is equal to the applicable percentage, as set forth in the chart below, of such officer's salary. If the net income level falls between the threshold and target net income levels or between the target and maximum net income levels, then each such officer shall receive a payment on a graduated scale commensurate with net income levels.

     ---------------- ---------------- ---------------- ----------------
           Name          Threshold          Target          Maximum
           ----          ---------          ------          -------

     ---------------- ---------------- ---------------- ----------------
        Mr. Perdue           50%              80%             160%
     ---------------- ---------------- ---------------- ----------------
       Mr. Tehle, Ms.        25%              65%             100%
        Guion, Ms.
       Lanigan, Mr.
         O'Briant
     ---------------- ---------------- ---------------- ----------------

     Payments made under the plan will be taxable to the recipients when paid. If a participant properly elects to defer a portion of the bonus award to the Company's CDP/SERP Plan, or any successor plan, the participant will generally be entitled to defer the recognition of income. The Company intends for payments under the plan to qualify as "performance-based" compensation under Section 162(m) of the Internal Revenue Code. As a result, the Company will generally be entitled to a Federal income tax deduction corresponding to the amount of income recognized by the participant. Effective generally January 1, 2005, plans that are not tax-qualified under which compensation may be deferred must comply with
Section 409A of the Internal Revenue Code (as added by The American Jobs Creation Act of 2004). Section 409A provides specific rules for deferral elections, distributions and funding mechanisms under non-qualified deferred compensation plans. Failure to comply would result in significant penalties and interest for the individual but would not impact our tax deduction for deferred compensation.


ITEM 2.02.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On May 26, 2005, Dollar General Corporation (the "Company") issued a news release regarding results of operations and financial condition for the first quarter ended April 29, 2005. The news release is attached hereto as Exhibit 99 and incorporated by reference as if fully set forth herein.


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ITEM 7.01.   REGULATION FD DISCLOSURE

     The information set forth in Item 2.02 above is incorporated herein by reference. The press release also sets forth information regarding the planned conference call and webcast to discuss first quarter earnings, the outlook for the fiscal 2005 second quarter and full year, and other matters.


ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)     Financial Statements of businesses acquired.  N/A
     (b)     Pro Forma Financial Information.  N/A
     (c) Exhibits. See Exhibit Index immediately following the signature page hereto.




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 26, 2005                        DOLLAR GENERAL CORPORATION
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                                           By: /s/ Susan S. Lanigan
                                               ---------------------------------
                                               Susan S. Lanigan
                                               Executive Vice President and
                                               General Counsel




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                                  EXHIBIT INDEX


   Exhibit No.         Description
   -----------         -----------

       99              News release dated May 26, 2005.




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